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                                   June 6, 1996


Barry Alter
266 Applewood Road
CONCORD, Ontario
L4K 4B4

Dear Sir:

               RE: Consulting Agreement dated February 26, 1996

          Please be advised that the above Consulting Agreement between Stratford Acquisition Corp. and Barry Alter is hereby cancelled forthwith.

          No share options granted to you in the said agreement may be exercised after June 5, 1996.

                              Yours very truly,

                              STRATFORD ACQUISITION CORP.


                              ARTHUR L. SMITH
                              President

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